Exhibit 10.46
                                                                   -------------

            Confidential Materials omitted and filed separately with
                     the Securities and Exchange Commission.
                           Asterisks denote omissions.


                         TELE ATLAS NORTH AMERICA, INC.
                            INTERNET PROVIDER LICENSE

This Internet Provider License (the "License") is entered in to by Tele Atlas North America, Inc., a California corporation located at 1605 Adams Drive, Menlo Park, CA 94025 ("TANA") and Switchboard Incorporated, a Delaware corporation, located at 120 Flanders Road, Westboro, MA 01581-5013 ("Licensee") (together, the "Parties").

This License incorporates the terms and conditions of General Provisions Agreement No. GP-02083-SWITCHBD (the "GP Agreement"), executed between Licensee and TANA on January 30, 2003.
            ----------------

1.  Definitions. In this License, the following are defined terms:
    -----------

    a. "Licensed Products" means the Tele Atlas MultiNet(TM) USA spatial map data of the United States in Shapefile and GDF formats, including documentation and related materials, as amended from time to time by the mutual consent of the parties, or supplied by TANA to Licensee.

    b. "Discontinued Licensed Products" means, for software, the MapAccess Libraries, the GeoRetrieve Library and the PathAccess Library, and for data, the Tele Atlas MultiNet(TM) USA spatial map data of the United States in MapAccess Format; which are subject to the provisions of
       Section 2(e) below.

    c. "Derivative Services" means all services that are based upon or incorporate all or part of one or more Licensed Products, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such Licensed Products may be recast, transformed or adapted.

    d. "Authorized Derivative Services" means Derivative Services subject to the restrictions set forth in Section 2 regarding the Telematics and Navigation markets, created by or for Licensee that are comprised of geocoding, static electronic map images including, but not limited to, jpeg, gif, tif, pdf, bit-mapped or raster images ("Map Images") and text and/or voice driving directions provided (a) from Servers controlled solely by Licensee directly to End Users via either a telecommunications connection to the Internet or wireless communications; and (b) from Servers controlled solely by Licensee indirectly via the Internet, wireless communications or satellite to authorized Resellers for transmission to End Users via either a telecommunications connection to the Internet or wireless communications.

    e. "Servers" means computers that (i) are owned or leased and controlled solely by Licensee; and (ii) are loaded with the software application that uses the Licensed Products to provide the Authorized Derivative Services.

    f. "Reseller" means any commercial third party who is authorized by Licensee to pass through the Authorized Derivative Services either (i) directly to End Users via interfacing with Licensee's Servers; or (ii) to another Reseller that passes through the Authorized Derivative Services directly to End Users via interfacing with Licensee's Servers; provided, that there shall be no more than two (2) Resellers between Licensee and any End User.

    g. "Web Site" means a group of related HTML documents and associated files, scripts, and databases that are served up on the World Wide Web by Servers at a Licensee or Reseller owned or branded universal resource locator ("URL").

    h. "End User" means any third party who is granted access to the Authorized Derivative Services subject to the restrictions set forth in Exhibit A.

    i. "Telematics" means general services delivered to a motor vehicle via an embedded device appliance or through a device that communicates with an embedded device appliance.

    j. "Navigation" means determining the position of a vehicle and providing electronic map images and/or directions via a device embedded within the vehicle or through a device that communicates with a device embedded within the vehicle.

    k. "Above the Fold" means that portion of any web page of the Web Site that is designed to be visible by End Users upon first accessing such web page, without requiring an End User with a standard configuration to scroll lower or horizontally through such web page.

2.  License Grant. TANA grants to Licensee a worldwide, non-exclusive,
    -------------
    non-transferable license to (i) use the Licensed Products for the limited purpose of in-house development by Licensee of the Authorized Derivative Services and (ii) provide the Authorized Derivative Services to End Users; provided, however, that (a) Licensee requires Resellers to execute and return to Licensee a Reseller agreement that is at least as protective of the Licensed Products as the GP Agreement and this License, (b) Licensee has paid to TANA all fees and royalties due in accordance with this License, (c) Licensee complies with all provisions of this License and the GP Agreement,
    (d) Licensee does not, directly or indirectly, offer, sublicense or distribute, the Authorized Derivative Services into the Telematics or Navigation markets, and (e) the Licensed Products and any and all portions remain on the Licensee's Servers at all times.

    In order to minimize data transfer time, Licensee is permitted to utilize the digital, vector-based distribution mechanisms including but not limited to Java Applets, Plug-in Mechanisms, PostScript, Amber and pdf to provide the Authorized Derivative Services to End Users in digital, vector-based form, provided that such digital form shall be invisible to End Users; and Licensee shall not offer or use any such mechanisms that offer the ability to or enable End Users to access, utilize or store the Licensed Products in any digital, vector-based form. Licensee may allow the Map Images to be panned or zoomed by End Users, provided that a manual request by the End User is required for each pan or zoom of the Map Image.

    a. No Other Derivative Services. The license granted herein does not
       ----------------------------
       authorize or permit Licensee to create Derivative Services other than the Authorized Derivative Services. If Licensee desires to create Derivative Services other than the Authorized Derivative Services, Licensee shall notify TANA and the Parties shall bargain in good faith for any additional license rights to create such Derivative Services.

    b. Sublicense Requirements.
       -----------------------

                  (i) Prior to Access. Except as provided in subsection (ii)
                      ---------------
                  below, on any Web Site through which an End User accesses Authorized Derivative Services, Licensee or Reseller(s) shall, in accordance with the timing set forth below, (a) present a notice, which is in conspicuous type and must necessarily and unavoidably be viewed by the End User, specifying that the End User's use of the Authorized Derivative Services is subject to the terms and conditions set forth in Exhibit A hereto, and
                  (b) provide the End User an agreement containing all the terms and conditions set forth in Exhibit A hereto. To satisfy the aforementioned sublicense requirements when the Authorized Derivative Services are provided on a Web Site, Licensee or Reseller(s) shall include, on an initial web page that must necessarily and unavoidably be viewed by each End User prior to the End User accessing the Authorized Derivative Services, the following notice in conspicuous type located Above the Fold for such web page: "By clicking on the '[ text displayed on the button to access the Authorized Derivative Services, for example: GO!]' button, you agree to the attached license agreement."; the words "license agreement" shall be underlined and highlighted in a different color so that when clicked upon they serve as a link to an agreement containing all the terms and conditions set forth in Exhibit A hereto. The foregoing requirements shall be implemented by Licensee on the MapsOnUs home page within a commercially reasonable time frame, and by each Reseller as provided in any agreement between Licensee and the Reseller pursuant to the following sentence. Licensee shall enter into an agreement, which complies with this
                  Section 2(b)(i), with each Reseller as soon as commercially reasonable, and shall use reasonable efforts to do so no later than the effective date of (a) a new agreement between the Reseller and Licensee, (b) the renewal or amendment of an existing agreement between the Reseller and Licensee or (c) similar such change in the contractual relationship between the Reseller and Licensee; [**]

                  (ii) Immediately Below Map Images and Text Directions.
                       ------------------------------------------------
                  Licensee or Reseller(s) shall include the following notice in conspicuous type immediately below all Map Images and text directions provided as part of the Authorized Derivative
                  Services: "Use subject to License." The word "License" shall
                                            -------
                  be underlined and highlighted in a different color so that when clicked upon it serves as a link to an agreement containing all the terms and conditions set forth in Exhibit A hereto. This requirement shall be in addition to the requirements set forth in subsection (i) above with respect to Authorized Derivative Services accessed through a Web Site offering map searching capabilities, [**]

                  (e.g., where a single map is displayed via a link from a directory listing).

                  (iii) Section 2(b) Intent. The Parties intend that
                        -------------------
                  implementing the sublicensing requirements specified in this
                  Section 2(b) will both (a) cause each End User to be subject to the terms and conditions set forth in Exhibit A hereto and
                  (b) with respect to the subject matter addressed in Section 2(b), provide a level of protection for TANA's intellectual property that is at least equal to the standard level of protection for the intellectual property of companies operating within the mapping industry. If TANA provides Licensee with reasonable evidence that implementing Section 2(b), either does not (a) cause each End User to be subject to the terms and conditions set forth in Exhibit A hereto or (b) provide a level of protection for TANA's intellectual property that is at least equal to the above specified standard level of protection, then the Parties shall amend Section 2(b) so that implementing Section 2(b) does satisfy both (a) and (b) herein.

    c. Copyrights. All Map Images and text directions provided as part of the
       ----------
       Authorized Derivative Services shall include the following notice conspicuously displayed within the Map Image or immediately below the text directions: "(C) 1984-[current year] Tele Atlas N. Am." Where space permits, the notice may be expanded to read, "Map data (C) 1984 - [current year. TeleAtlas North America, Inc. All rights reserved.

    d. No Patent License. Nothing in the GP Agreement or this License, including
       -----------------
       any amendments thereto, in any way grants to Licensee, expressly or by implication, any right, title or interest in, or license to, any patent granted or to be granted to TANA or any patent applications, filed or unfiled. A current list of TANA's issued patents can be found on the Internet at http://www.na.teleatlas.com/aboutta/patents.html.
                   ------------------------------------------------

    e. Discontinued Licensed Products. TANA previously discontinued the
       ------------------------------
       Discontinued Licensed Products. Licensee may continue to use the Discontinued Licensed Products as previously delivered to Licensee until Licensee [**], but in no case longer than one (1) year from the Effective Date. Licensee acknowledges and agrees that TANA shall not release any updates to the Discontinued Licensed Products, nor shall TANA provide any technical support for the Discontinued Licensed Products. Additionally, Licensee acknowledges and agrees that the Discontinued Licensed Products shall not be covered by any warranty set forth in Article 5 of the GP Agreement and shall not be covered by indemnification from TANA as set forth in Section 6.1 of the GP Agreement. The Discontinued Licensed Products are provided on an "AS IS" and `WITH ALL FAULTS" basis. WITH RESPECT TO THE DISCONTINUED LICENSED PRODUCTS, TANA EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, MERCHANTABLE QUALITY, EFFECTIVENESS, COMPLETENESS, ACCURACY, AND FITNESS FOR A PARTICULAR PURPOSE. WITH RESPECT TO THE DISCONTINUED LICENSED PRODUCTS, NO ORAL OR WRITTEN ADVICE OR INFORMATION PROVIDED BY TANA OR ANY OF ITS AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY, AND LICENSEE IS NOT ENTITLED TO RELY ON ANY SUCH ADVICE OR INFORMATION. In the event that Licensee requests, and TANA, in its sole discretion, agrees to provide technical support for any of the Discontinued Licensed Products, Licensee agrees to pay for such technical support at TANA's then current standard hourly rate.

    f. Additional Indemnification by Licensee. Licensee shall protect, defend
       --------------------------------------
       (or, in Licensee's discretion, settle), indemnify and hold TANA harmless from any and all claims, demands, liabilities, obligations, damages, losses, injuries, suits, judgments or settlements, including reasonable costs and attorneys' fees, (collectively "Injury(ies)") incurred by TANA, that arise out of or relate to any use of or interaction with the Authorized Derivative Services by any third party who, (a) in the final judgment by a court of competent jurisdiction or (b) in the final ruling of an arbitration panel pursuant to Section 11.4 of the GP Agreement or
       (c) the Parties mutually agree in writing, is not subject to the restrictions set forth in Exhibit A. Licensee shall obtain the prior written approval of TANA before entering into any settlement of such Injury.

    g. Identification of Resellers. Licensee shall provide to TANA concurrently
       ---------------------------
       with each accounting report due TANA pursuant to Section 8.1 of the GP Agreement the identity, address and URL of each Reseller then currently reselling the Authorized Derivative Services.

3.  Royalties due TANA by Licensee.
    ------------------------------

    a. [**] Royalty. Licensee shall pay to TANA [**] in the amount of [**]
       ----------------------
       Dollars ($[**]) or accrued royalties set forth in Section 3(b) below. Notwithstanding lack of receipt of an invoice from TANA, the [**] shall be due and payable [**] Dollars ($[**]) [**] after the Effective Date (as defined below)[**] while this License remains in effect. Each [**] on a pro-rated basis in accordance with Section 6.1(c) and 11.3 of the GP Agreement.

    b. Accrued Royalties. Licensee shall accrue and pay royalties due TANA as
       -----------------
       follows:

              For the Authorized Derivative Services set forth in Section 1(c) above, Licensee shall accrue and pay royalties due TANA [**] by Licensee through use of the Authorized Derivative Services.

    c. Royalty Reports. Licensee shall make payment of all royalties due TANA
       ---------------
       concurrently with each accounting report due TANA pursuant to Section 8.1 of the GP Agreement. The provisions of Article 8 of the GP Agreement regarding records, reporting and audit requirements shall apply to all such royalty payments. Licensee shall not be entitled to withhold or delay payment to TANA pending receipt of payment from any third party.

4.  Updates. Licensee shall be entitled to receive [**], updates to the Licensed
    -------
    Products generally released by TANA as standard product, if any, provided that Licensee has complied with this License and the GP Agreement. TANA'S SOLE OBLIGATION and Licensee's SOLE REMEDY in the case of delay or non-delivery of an update shall be [**] each update [**] ; provided, however, that if TANA and Licensee have mutually agreed to replace discontinued Licensed Products with other Licensed Products, TANA shall have no [**] obligation under this Section 4 for such discontinued Licensed Products.

5.  License Term. Unless terminated earlier pursuant to any provision of Article
    ------------
    10 of the GP Agreement, this License shall become effective on the date last signed below (the "Effective Date") and shall continue in force for a period of two (2) years (the "First Term"). Thereafter, this License shall automatically renew for additional two (2) year periods (the "Additional Term(s)") unless either party gives the other party written notice of non-renewal ninety (90) days before the expiration of the First Term or the then current Additional Term. Licensee does not have or acquire by execution of the GP Agreement or this License, by performance hereunder, or otherwise, any vested right with respect to the creation or distribution of the Authorized Derivative Services or the renewal of this License.


IN WITNESS WHEREOF, the parties hereto have executed this License.

Switchboard Incorporated         Tele Atlas North America, Inc.

By: /s/Dean Polnerow             By: /s/Robert A. Miller
    ----------------                 -------------------

Name: Dean Polnerow              Name: Robert A. Miller
      -------------                    ----------------

Title: President                 Title: Senior Vice President, Marketing & Sales
       ---------                        ----------------------------------------

Date: January 30, 2003           Date: February 21, 2003
      ----------------                 -----------------

                                    EXHIBIT A

         Licensee must contractually bind the End User to the following:

RESTRICTIONS:
------------
1. License for End User's internal business or personal use only and not for transfer, distribution, or disclosure to third parties or use for the benefit of third parties.

PROHIBITIONS:
------------
1. Use of the Licensed Products other than through the Authorized Derivative Services.
2.  Assignment, lend or lease, or rental of the Authorized Derivative Services.
3. Granting or otherwise conveying Title to or any ownership interest in the Licensed Products as contained in the Authorized Derivative Services to the End User or to any other party.
4. Deriving or attempting to derive the structure of the Licensed Products as contained in the Authorized Derivative Services.
5. Use, duplication (except for a single archival copy), reproduction, disclosure, publication, distribution, or transfer of the Authorized Derivative Services other than as specifically allowed.
6.  The removal or obscuring of any copyright notice.

ADDITIONAL PROVISIONS TO BE INCLUDED BY LICENSEE:
------------------------------------------------
1. Include a provision whereby TANA is a third party beneficiary of Licensee's rights under the Agreement, but is not a party thereto and shall have no obligations thereunder.
2. Disclaim, to the extent permitted by applicable law, TANA's liability for any damages, or loss of any kind, whether special, direct, indirect, incidental, or consequential, arising from the use of the Authorized Derivative Services, or Map Images and/or text directions provided as part of the Authorized Derivative Services ("Results").
3. Disclaim all warranties of TANA, whether express or implied, including but not limited to, the implied warranties of non-infringement, merchantability, completeness, accuracy, and fitness for a particular purpose.
4. Require End User to acknowledge that the Licensed Products as contained in the Authorized Derivative Services include confidential and proprietary information and materials and may include trade secrets, and that End User agrees to hold the Licensed Products as contained in the Authorized Derivative Services and Results in confidence and in trust.
5. Require End User to comply with all applicable export laws and regulations of the United States.
6. Include the following: U.S. GOVERNMENT RIGHTS. If End User is an agency, department, or other entity of the United States Government, or funded in whole or in part by the United States Government, then use, duplication, reproduction, release, modification, disclosure or transfer of this commercial product and accompanying documentation, is restricted in accordance with FAR 12.212 and DFARS 227.7202, and by a license agreement. Contractor/manufacturer is Tele Atlas North America, Inc., 1605 Adams Drive, Menlo Park, CA 94025, (650) 328-3825. The Results is (C)[current] by Tele Atlas North America, Inc. ALL RIGHTS RESERVED. For purpose of any public disclosure provision under any federal, state or local law, it is agreed that the Licensed Products are a trade secret and a proprietary commercial product and not subject to disclosure.
7. Include the following: If End User is an agency, department, or other entity of any State government, the United States Government or any other public entity, then End User hereby agrees to protect the Results from public disclosure and to consider the Results exempt from any statute, law, regulation, or code, including any Sunshine Act, Public Records Act, Freedom of Information Act, or equivalent, which permits public access and/or reproduction or use of the Results. In the event that such exemption is challenged under any such laws, this Agreement shall be considered breached and any and all right to retain any copies or to use of the Results shall be terminated and considered immediately null and void. Any copies of the Results held by Licensee shall immediately be destroyed. If any court of competent jurisdiction considers this clause void and unenforceable, in whole or in part, for any reason, this Agreement shall be considered terminated and null and void, in its entirety, and any and all copies of the Results shall immediately be destroyed.